UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

AXIOLOGIX EDUCATION CORPORATION

(Exact name of registrant as specified in charter)

Nevada	333-161321	61-1585332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Scarborough Dr., Suite 308E Egg Harbor Township, New Jersey	08234
(Address of principal executive offices)	(Zip Code)

(609) 646-2005

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.

Other Events.

On September 21, 2010, the Board of Directors of Axiologix Education Corporation (the “Registrant”) approved (a) a 5-for-1 forward stock split whereby the holders of the Registrant’s common stock, $0.001 par value, will receive an additional four shares of common stock for each share held by them and (b) a corresponding increase the number of authorized shares of common stock from 150 million to 750 million.

The Registrant expects the stock split and increase in authorized shares to become effective on or about October 4, 2010, following a review by FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIOLOGIX EDUCATION CORPORATION

Date: September 22, 2010	By: /s/ John P. Daglis
John P. Daglis, President